UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): August 1, 2013

Virtus Oil and Gas Corp.

(Exact Name of Registrant as Specified in its Charter)

______________________________________________________________________________

Nevada	000-54526	46-0524121
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Gas Tower, 555 West 5th Street, 31st Floor, Los Angeles, California 90013

(Address of principal executive offices)

Registrant’s telephone number, including area code:          (213) 533-4122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Contract.

On August 1, 2013, Virtus Oil and Gas Corp., a Nevada corporation (the “Company”), entered into an engagement letter with Clear Financial Solutions, Inc., a Texas corporation (“Clear Financial”). On December 5, 2013, the Company and Clear Financial entered into Amendment No.1 to Engagement Letter. The engagement letter and the amendment (collectively, the “Engagement Letter”) are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Under the Engagement Letter, Clear Financial will provide certain financial consulting services to the Company and Mr. Steven M. Plumb, founder and President of Clear Financial, will serve as the Chief Financial Officer of the Company. Clear Financial will, among other things, prepare and review the Company’s financial statements, oversee internal accounting controls and provide advice on generally accepted accounting principles. In addition, Mr. Plumb will execute the certifications required by Form 10-K and Form 10-Q pursuant to the requirements of the Securities Exchange Act of 1934 and Section 302 of the Sarbanes-Oxley Act of 2002. As compensation for the services provided, the Company will pay Clear Financial a fee of $4,500 per month and has agreed to issue up to 1,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Mr. Plumb. The Engagement Letter has an initial term of one year and will automatically renew for successive one-year periods until terminated by either party upon 60 days’ written notice prior to the end of the then current term.

The Engagement Letter further provides that Clear Financial may from time to time bring oil and gas investment opportunities to the Company’s attention. Pursuant to the Engagement Letter, the Company will assign a 1% carried interest to each of Mr. Plumb and/or Mr. Jerry Walters, a principal of Clear Financial, with respect to each oil and gas investment opportunity that Messrs. Plumb and/or Walters bring to the Company’s attention and in which the Company invests.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

In connection with the execution of the Engagement Letter, the Company has appointed Mr. Plumb to serve as its Chief Financial Officer. As indicated in Item 1.01 above, the Company will pay Clear Financial a fee of $4,500 per month for Mr. Plumb’s services. In addition, Mr. Plumb will receive 1,000,000 shares of the Company’s Common Stock in two installments of 500,000 shares on December 5, 2013 and December 5, 2014. The remainder of the material terms of the Engagement Letter are set forth in Item 1.01 of this Current Report on Form 8-K and are incorporated into this Item by reference.

Mr. Plumb, age 54, is a certified public accountant licensed in the State of Texas. Mr. Plumb is the President of Clear Financial, an accounting and consulting firm based in Houston, Texas. Mr. Plumb has over 25 years of experience in accounting, operations, finance and marketing. Prior to forming Clear Financial in 2001, Mr. Plumb was the Chief Financial Officer of ADVENTRX Pharmaceuticals Inc. He also held various roles with the “Big 4” accounting firms and was the Chief Financial Officer for DePelchin Children’s Center, a Houston-based nonprofit organization that offers mental health, foster care and adoption services in Texas. Mr. Plumb earned his Bachelor’s Degree in Business Administration in Accounting from the University of Texas at Austin in 1981.

There is no family relationship between Mr. Plumb and any director or executive officer of the Company, and there is no transaction between Mr. Plumb and the Company that would require disclosure under Item 404(a) of Regulation S-K.

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(e)

On December 5, 2013, the Company entered into an Employment Agreement with Daniel M. Ferris regarding his position as President and Chief Executive Officer of the Company. Mr. Ferris will be paid a base salary of $120,000 per year. Mr. Ferris will also be entitled to receive up to 1,500,000 shares of Common Stock to be issued in increments of 500,000 shares on December 5 in 2014, 2015 and 2016. The Employment Agreement has an initial term of three years and will automatically renew for successive one-year periods until earlier terminated. The Employment Agreement may be terminated (i) at any time by the Company for “cause”, (ii) upon 90 days’ written notice by either party for any reason, or (iii) upon 30 days’ written notice by either party at the end of any term. The Employment Agreement also terminates immediately upon Mr. Ferris’ death or disability.

If Mr. Ferris’ employment is terminated for “cause” by the Company, or if he voluntarily resigns, then he will forfeit any shares of Common Stock that have not yet been issued by the Company as of the date of such termination or resignation. If Mr. Ferris’ employment is terminated for any other reason, he will be entitled to receive the full 1,500,000 shares of Common Stock. The Employment Agreement defines “cause” as the willful and continued failure by Mr. Ferris to perform his duties, the conviction of a felony, or any other material conduct that is contrary to the best interests of the Company or adversely affects the reputation of the Company. The Employment Agreement is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Engagement Letter dated August 1, 2013 between Clear Financial Solutions, Inc. and Virtus Oil and Gas Corp.
10.2	Amendment No. 1 to Engagement Letter dated as of December 5, 2013 between Clear Financial Solutions, Inc. and Virtus Oil and Gas Corp.
10.3	Employment Agreement dated as of December 5, 2013 by and between Virtus Oil and Gas Corp. and Daniel M. Ferris

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS OIL AND GAS CORP.

Date: December 6, 2013	By:	/s/ Daniel M. Ferris
Daniel M. Ferris, President

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